UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2012

NOVAGEN SOLAR INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 994 7988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Y Engine Developments Pty Ltd.

As disclosed in the registrant’s Current Report on Form 8-K filed July 10, 2012, the registrant entered into a material definitive agreement on July 5, 2012 (the “Agreement”) to acquire all the issued and outstanding shares of Y Engine Developments Pty Ltd., a development stage Australian company (“YED”), from Micheal Nugent, the sole officer and director of YED. Micheal Nugent is also the President, Chief Executive Officer and a director of the registrant, as well as the controlling shareholder of the registrant through Twenty Second Trust.

On September 27, 2012, the registrant completed the acquisition of YED by issuing one common share to Micheal Nugent in exchange for all the issued and outstanding capital stock of YED.

The registrant’s board of directors approved the acquisition of YED by resolution on July 5, 2012. Mr. Nugent disclosed his interest in YED to the board prior to the resolution and abstained from voting on the resolution.

YED is engaged in the research and development of engine technologies.

The foregoing description of the acquisition of YED does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement For Sale & Purchase of Share, which is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

If and to the extent required, the financial statements provided for by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

If and to the extent required, the financial statements provided for by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1	Agreement For Sale & Purchase of Share dated July 5, 2012 between Novagen Solar Inc. and Micheal Peter Nugent

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.

/s/ Micheal P. Nugent

Micheal P. Nugent

President & CEO

Date: September 28, 2012